Exhibit 99

Press Release

NewMarket Technology, Inc. Ticker Symbol Changes to NMKT Accurately Reflecting Sustained SEC Compliance with Possible Favorable Share Price Impact

Company Schedules Webcast Tomorrow to Review Further Details

DALLAS, TX - October 7, 2008 - NewMarket Technology, Inc. (OTC: NMKT) today announced the Company's recent ticker symbol change to 'NMKT.'

Previous Ticker Symbol - 'NMKTE'

On August 28th, the Company filed SEC Form 8-K disclosing the details regarding a ticker symbol change to 'NMKTE.' Monday, October 6, the symbol was changed back to 'NMKT' accurately reflecting the Company's sustained SEC compliance.

Current Ticker Symbol - 'NMKT'

The Company expects to file another SEC Form 8-K disclosing the details regarding the symbol change to 'NMKT.'

Ticker Symbol Change with Possible Favorable Share Price Impact

Management believes that the conditions surrounding the ticker symbol change to NMKT could possibly be favorable. Management believes the overall changes surrounding the ticker symbol change will reduce "short" selling and may reflect more accurately the real buying and selling transactions, as opposed to transactions possibly distorted by "short" sales. The SEC Form 8-K expected to be filed soon will include further details.

CEO Webcast Wednesday October 8 - 12:30 EST

The Company has scheduled a Webcast at 12:30 tomorrow to provide further details surrounding the ticker symbol change and further actions the Company anticipates undertaking in follow up to the ticker symbol change. A link to the Webcast will be available on the Company's corporate Website Investor Relations page at www.newmarkettechnology.com/investor-relations.htm titled "NewMarket Technology Corporate Update" under "Current Events and Communications."

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To View a Current NewMarket Stock Price or Execute a Trade

To view a current price or execute a trade using Internet software (i.e. Yahoo!, Google, E*TRADE, or Quotestream), the new ticker symbol 'NMKT' will have to be entered. Entering 'NMKTE' instead of 'NMKT' will deliver unpredictable results depending on the specific Internet software.

NewMarket to Remain Fully Compliant with SEC Reporting Regulations

NewMarket is a fully reporting company in accordance with the periodic financial reporting requirements of the United States Securities and Exchange Commission
(SEC). The Company's filings are available free of charge at www.sec.gov. The Company is committed to ongoing full financial reporting both for the sake of transparency, but also in a continuing effort to graduate to a national exchange.

Corporate Information and E-mail Updates

To be added to NewMarket Technology's e-mail database to receive company updates or to obtain more information on the Company, please send an e-mail to ir@newmarkettechnology.com or call 214-722-3065.

About NewMarket Technology, Inc. (www.newmarkettechnology.com)

NewMarket helps clients maintain the delicate balance between maintaining legacy systems and gaining a competitive edge from the latest technology innovations. NewMarket provides certified systems integration and maintenance services to support the prevailing industry standard solutions from companies such as Microsoft, Oracle, Infor, Cisco Systems, SAP, Siebel and Sun Microsystems. Concurrently, NewMarket continuously seeks to acquire emerging technology assets to incorporate into an overall product portfolio carefully packaged to complement the prevailing industry standard solutions.

NewMarket delivers its portfolio of products and services through its network of Solution Integration subsidiaries in North America and the leading emerging markets around the world to include Latin America, China and Singapore.

NewMarket ranked Number One in Texas, Number Three in the United States and Number Five in North America on Deloitte's 2006 Technology Fast 500, a ranking of the 500 fastest growing technology, media, telecommunications and life sciences companies in North America. Rankings are based on percentage revenue growth over five years, from 2001-2005. The Company grew from less than $1 million in revenue in 2001 to over $50 million in profitable revenue in 2005.

The company has continued its rapid growth, reporting $77.6 million in revenue with a net income of $5.8 million in 2006 and most recently $93.1 million in revenue with a net income of $7.3 million in 2007.

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"SAFE HARBOR  STATEMENT" UNDER THE PRIVATE  SECURITIES  LITIGATION REFORM ACT OF
1995

This press release contains forward-looking statements that involve risks and uncertainties. The statements in this release are forward-looking statements that are made pursuant to safe harbor provision of the Private Securities Litigation Reform Act of 1995. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements. These statements involve known and unknown risks and uncertainties, which may cause NewMarket's actual results in future periods to differ materially from results expressed or implied by forward-looking statements. These risks and uncertainties include, among other things, product demand and market competition. You should independently investigate and fully understand all risks before making investment decisions.


     Contact:

     NewMarket Technology, Inc.
     Investor Relations
     214-722-3065
     ir@newmarkettechnology.com
     http://www.newmarkettechnology.com